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                                                                 EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated April 26, 1995, accompanying the financial statements and related schedule of Rocky Mountain Chocolate Factory, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" and "Selected Financial Data".



GRANT THORNTON LLP


Dallas, Texas
August 25, 1995